                                                                 Exhibit 99.a.13

                    Revised Earnings per Share Computation
                       Three Months Ended March 31, 1999
                                  (Unaudited)

                                                             Three Months Ended March 31, 1999
                                                                                       Per Share
                                                             Income        Shares       Amount
---------------------------------------------------------------------------------------------------
Basic EPS                                                  (Thousands, except per share amounts)
          Income available for common stock                    $ 51,126       63,258
          Convertible preferred stock                             9,324       40,146
                                                         ----------------------------
               Income available for common stock
               + assumed conversion of preferred stock         $ 60,450      103,404        $ 0.58
                                                         ============================
          Further dilution from applying the "two-
          class" method                                                                      (0.09)
                                                                                     --------------
          Basic earnings per share                                                          $ 0.49
                                                                                     ==============
Effect of other dilutive securities
          Options                                                     -           26
                                                         ----------------------------
Diluted EPS
          Income available for common stock
             + assumed exercise of stock options               $ 60,450      103,430        $ 0.58
                                                         ============================
          Further dilution from applying the "two-
          class" method                                                                      (0.09)
                                                                                     --------------
          Diluted earnings per share                                                        $ 0.49
===================================================================================================